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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan and the Stock Option Agreement (Joseph R. Seiger), the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust, the Registration Statement on Form S-8 of the Catellus Development Corporation Long Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation 1995 Stock Option Plan, the Registration Statement on Form S-8 of the Catellus Development Corporation 1995 Stock Option Plan and the Registration Statement on Form S-8 of the Catellus Development Corporation 1996 Performance Award Plan (Nos. 33-58143, 33-38827, 33-42124, 333-01215 and 333-04293, respectively) of our report dated
February 12, 1997, appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.

Price Waterhouse LLP
San Francisco, California
March 31, 1997